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                                  EXHIBIT 23.3

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Citizens Bancshares, Inc. on Form S-4, of our report dated January 17, 1997 on the consolidated financial statements of Citizens Bancshares, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the heading "Expert" in the prospectus, which is part of this registration statement.



                                             /s/ Crowe, Chizek and Company LLP

                                             Crowe, Chizek and Company LLP


Columbus, Ohio
December 18, 1997